Exhibit 10.7

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with the terms of this Amended and Restated Registration Rights Agreement, this “Registration Rights Agreement”), dated as of January 27, 2022 (the “Effective Date”), is made by and among (i) Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”); (ii) SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“SGHC”); (iii) each of the parties listed on Schedule 1-A attached hereto (collectively, the “SGHC Holders”); (iv) each of the parties listed on Schedule 1-B attached hereto (collectively, the “Sponsor Holders”); (v) Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“PubCo”); (vi) Sports Entertainment Acquisition Corporation, a Delaware corporation (“SEAC”); and (vii) any person or entity who hereafter becomes a party to this Registration Rights Agreement pursuant to Section 3.11 of this Registration Rights Agreement (together with the Sponsor, the SGHC Holders and the Sponsor Holders, at all times when such parties hold Registrable Securities (as defined below), the “Holders” and each, a “Holder” and may be referred to herein as a “Party” and collectively as the “Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the BCA (as defined below).

RECITALS

WHEREAS, PubCo has entered into that certain Business Combination Agreement, dated as of April 23, 2021 (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “BCA”), by and among SEAC, PubCo, SGHC, Super Group (SGHC) Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Sponsor;

WHEREAS, pursuant to the BCA, at the Closing, Merger Sub will merge with and into SEAC (the “Merger”), with SEAC continuing as the surviving company in the Merger and, after giving effect to the Merger, becoming a wholly owned subsidiary of PubCo on the terms and subject to the conditions set forth in the BCA;

WHEREAS, upon the effective date of the Merger, the amended and restated articles of incorporation of PubCo shall be adopted by PubCo in substantially the form agreed among the parties to the BCA in accordance with the BCA;

WHEREAS, SEAC, the Sponsor, PJT Partners Holdings LP (“PJT”) and certain other individuals entered into a Registration Rights Agreement, dated as of October 6, 2020 (the “Original RRA”);

WHEREAS, in connection with the execution of this Registration Rights Agreement and as a condition to the consummation of the transactions contemplated by the BCA, SEAC, the Sponsor, PJT and certain other persons desire to amend and restate the Original RRA in the form of this Registration Rights Agreement; and

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to registration rights in accordance with the terms and conditions of this Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Registration Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Registration Rights Agreement, the following terms shall have the following meanings:

“Additional Holder” has the meaning set forth in Section 3.11.

“Additional Holder Common Shares” has the meaning set forth in Section 3.11.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of PubCo, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) PubCo has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“BCA” has the meaning set forth in the Recitals.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Common Shares” means the ordinary shares of PubCo, no par value per share.

“Confidential Information” means any confidential, non-public information of PubCo or its subsidiaries.

“Demanding Holders” has the meaning set forth in Section 2.1(c).

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form F-1 Shelf” has the meaning set forth in Section 2.1(a).

“Form F-3 Shelf” means a Shelf Registration on Forms F-3 or S-3, as applicable, or any similar short-form registration.

“Holder” means any holder of Registrable Securities who is or becomes a Party to, or who succeeds to rights under this Registration Rights Agreement pursuant to Section 3.1.

“Holder Information” has the meaning set forth in Section 2.10(b).

“Registration Rights Agreement” has the meaning set forth in the Preamble.

“Joinder” has the meaning set forth in Section 3.1(a)

“Lock-Up Period” means the time period during which a Holder is prohibited from selling Common Shares pursuant to contractual arrangements with PubCo.

“Maximum Number of Securities” has the meaning set forth in Section 2.1(f).

“Merger” has the meaning set forth in the Recitals.

“Minimum Takedown Threshold” has the meaning set forth in Section 2.1(c).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Original RRA” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble.

“Piggyback Holders” has the meaning set forth in Section 2.2(a).

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Potential Takedown Participant” has the meaning set forth in Section 2.1(d).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“PubCo” has the meaning set forth in the Preamble.

“Registrable Securities” means at any time (a) any Common Shares or Warrants outstanding on the Closing Date, (b) any Common Shares issued or issuable upon the exercise of the Warrants, and (c) any Equity Securities of PubCo or any Subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock or share split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by PubCo on or after the Closing Date; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, (D) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of them shall not require registration under the Securities Act or (E) such Common Shares are eligible for resale without any volume restrictions pursuant to Rule 144.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registration Expenses” means the expenses of a Registration or other Transfer pursuant to the terms of this Registration Rights Agreement, including the following:

(a) all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA);

(b) all fees and expenses of compliance with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) all printing, messenger, telephone and delivery expenses;

(d) all fees and disbursements of counsel for PubCo;

(e) all fees and disbursements of all independent registered public accountants of PubCo incurred in connection with such Registration or Transfer, including the expenses of any special audits and/or comfort letters required or incident to such performance and compliance;

(f) reasonable out-of-pocket fees and expenses of (a) one (1) U.S. legal counsel and (b) one (1) Guernsey legal counsel, in each case selected by the majority-in-interest of the Demanding Holders;

(i) the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities; and

(j) any other fees and disbursements customarily paid by the issuers of securities.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Registration Rights Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, managers, members, equityholders, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person.

“Requesting Holder” has the meaning set forth in Section 2.1(d).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Shelf” has the meaning set forth in Section 2.1(a).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement.

“Shelf Takedown Request” has the meaning set forth in Section 2.1(e).

“Special Holder” means, together, the Sponsor, the Sponsor Holders and the SGHC Holders.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Holder” has the meaning set forth in the Preamble.

“Subsequent Shelf Registration” has the meaning set forth in Section 2.1(b).

“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2.1(c).

“Warrants” means the outstanding warrants following the Merger Effective Time, each exercisable for one Common Share, to purchase an aggregate of 33,500,000 Common Shares.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” has the meaning set forth in Section 2.1(f).

1.2 Interpretive Provisions. For all purposes of this Registration Rights Agreement, except as otherwise provided in this Registration Rights Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction.

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Registration Rights Agreement, refer to this Registration Rights Agreement as a whole and not to any particular provision of this Registration Rights Agreement.

(c) references in this Registration Rights Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.

(d) whenever the words “include”, “includes” or “including” are used in this Registration Rights Agreement, they shall mean “without limitation.”

(e) the captions and headings of this Registration Rights Agreement are for convenience of reference only and shall not affect the interpretation of this Registration Rights Agreement.

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

(g) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction.

ARTICLE II

REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) Filing. PubCo shall file, within sixty (60) days after the Closing Date, a Registration Statement for a Shelf Registration on Form F-1 or S-1, as applicable, or any similar long-form registration (the “Form F-1 Shelf,” and, together with any Subsequent Shelf Registration, the “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis. PubCo shall use its reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing, but in no event later than sixty (60) days after the initial filing thereof, which shall be extended to ninety (90) days after the initial filing thereof if the Registration Statement is reviewed by, and comments thereto are provided from, the SEC. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Special Holder. PubCo shall maintain the Shelf in accordance with the terms of this Registration Rights Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. PubCo shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Form F-3 Shelf as soon as practicable after PubCo is eligible to use Form F-3 or S-3, as applicable, or any similar short-form registration.

(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Special Holder. If a Subsequent Shelf Registration is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer at the time of filing) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. Any such Subsequent Shelf Registration shall be on Form F-3 or Form S-3, as applicable, or any similar short-form registration to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo, upon request of a Holder, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Registration Rights Agreement.

(c) Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Special Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering (i) shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million (the “Minimum Takedown Threshold”) or (ii) shall be made with respect to all of the Registrable Securities of the Demanding Holder. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown; provided that each Special Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information and shall not be disclosed to any third party (other than any Affiliate, Representative, limited partner or shareholder of such Special Holder), unless (a) such information becomes known to the public through no fault of such Special Holder or (b) disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Entity. The Special Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), and to agree to the pricing and other terms of such offering; provided that such selection shall be subject to the consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Registration Rights Agreement, in no event shall any Special Holder or any Transferee thereof request an Underwritten Shelf Takedown during the Lock-Up Period applicable to such Person. The Special Holders may each demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.1(c) in any twelve (12) month period, subject to the proviso in the first sentence of this Section 2.1(c). For the avoidance of doubt, Underwritten Shelf Takedowns shall include underwritten block trades; provided that other Special Holders with Registrable Securities shall have to exercise any piggy-back rights on any such block trade no later than twenty four (24) hours following receipt of any written notice regarding such block trade, which notice shall contain a summary of all material terms of such block trade, to the extent then known.

(d) Shelf Takedown Participation. Promptly upon receipt of a Shelf Takedown Request (but in no event more than three (3) Business Days thereafter (or more than twenty-four (24) hours thereafter in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, PubCo shall deliver a notice (a “Shelf Takedown Notice”) to each other Special Holder, with Registrable Securities covered by the applicable Registration Statement (each, a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing (each a “Requesting Holder”). PubCo shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which PubCo has received written requests for inclusion therein within three (3) Business Days (or within twenty-four (24) hours in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Requesting Holder’s request to participate in an Underwritten Shelf Takedown shall be binding on the Requesting Holder; provided that each such Requesting Holder that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Requesting Holder of not less than a percentage of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Requesting Holder’s election to participate, as specified in such Requesting Holder’s request to participate in such Underwritten Shelf Takedown (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 2.1(d) shall be determined by the Demanding Holders.

(e) Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise PubCo, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other Equity Securities that PubCo desires to sell and all other Common Shares or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, as follows: at all times (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective then-ownership of Registrable Securities of each Demanding Holder and Requesting Holder (if any) that has requested to be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Shares or other Equity Securities that

PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other Equity Securities of other Persons that PubCo is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(f) Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the public announcement of the Underwritten Shelf Takedown by PubCo; provided that a Special Holder not so withdrawing may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Special Holder. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Special Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary contained in this Registration Rights Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 2.1(f).

2.2 Piggyback Registration.

(a) Piggyback Rights. If PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of Equity Securities of PubCo or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of PubCo, for its own account or for the account of shareholders of PubCo, other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee share option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an exchange offer or offering of securities solely to PubCo’s existing shareholders, (iv) for an offering of debt that is convertible into equity securities of PubCo, or (v) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed offering to each Special Holder (collectively, the “Piggyback Holders”) as soon as practicable but not less than four (4) calendar days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Piggyback Holders the opportunity to include in such registered offering such number of Registrable Securities as such Piggyback Holders may request in writing within three (3) calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”); provided that each Piggyback Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information and shall not be disclosed to any third party (other than any Affiliate, Representative, limited partner or shareholder of such Special Holder), unless (a) such information becomes known to the public through no fault of such Special Holder or (b) disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Entity. PubCo shall cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Piggyback Holders pursuant to this Section 2.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Piggyback Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Piggyback Holder’s agreement to abide by the terms of Section 2.6 below.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown), in good faith, advises PubCo and the Piggyback Holders participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other Equity Securities that PubCo desires to sell, taken together with (i) the Common Shares or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Piggyback Holders hereunder and (ii) the Common Shares or other Equity Securities, if any, as to which registration has been requested pursuant to Section 2.2, exceeds the Maximum Number of Securities, then:

(i) If the Registration is initiated and undertaken for PubCo’s account, PubCo shall include in any such Registration (A) first, the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggyback Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a) (pro rata based on the respective then-ownership of Registrable Securities of each Special Holder that has requested to be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; or

(ii) If the Registration is pursuant to a request by Persons other than the Piggyback Holders, then PubCo shall include in any such Registration (A) first, the Common Shares or other Equity Securities, if any, of such requesting Persons, other than the Piggyback Holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggyback Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a) (pro rata based on the respective then-ownership of Registrable Securities of each Piggyback Holder that has requested to be included in such Registration) which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities, if any, for the account of other Persons that PubCo is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities.

Notwithstanding anything to the contrary in this Section 2.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown and all sales pursuant to such Underwritten Shelf Takedown pursuant to Section 2.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that PubCo has given written notice of a Piggyback Registration to all Piggyback Holders pursuant to Section 2.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 2.1(e), instead of this Section 2.2(b).

(c) Piggyback Registration Withdrawal. Any Piggyback Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of such Piggyback Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Registration Rights Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2(c).

(d) Notwithstanding anything herein to the contrary, this Section 2.2 shall not apply (a) for any Holder or Party, prior to the expiration of the Lock-Up Period applicable to such Holder or Party or (b) to any Shelf Takedown irrespective of whether such Shelf Takedown is an Underwritten Shelf Takedown or not an Underwritten Shelf Takedown.

2.3 Restrictions on Transfer. In connection with any Underwritten Offering of Equity Securities of PubCo, (i) each Holder agrees that it shall not Transfer any Common Shares (other than those included in such offering pursuant to this Registration Rights Agreement), without the prior written consent of PubCo, during the seven (7) calendar days prior (to the extent notice of such Underwritten Offering has been provided) to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees to a reduced period which shall apply to all Holders, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders), (ii) PubCo will cause each of its directors and executive officers to execute a lock-up on terms at least as restrictive as that contemplated by the preceding clause (i) and (iii) PubCo will not effect any public offering or distribution of its equity securities or any securities convertible or exchangeable or exercisable for such securities during the period contemplated in clause (i) (other than (a) as part of any such Underwritten Offering, (b) in connection with a registration related to any employee stock option or other benefit plan, (c) an exchange offer or offering in connection with a business acquisition or combination pursuant to a Registration Statement on Form F-4 or S-4, as applicable, or such other similar form as may be applicable, (d) for an offering of debt that is convertible into equity securities of PubCo, or (e) for a dividend reinvestment plan).

2.4 General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which PubCo’s Equity Securities are then listed, each as interpreted by PubCo with the advice of its counsel, PubCo shall use its reasonable best efforts (except as set forth in clause (d) below) to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as possible:

(a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Special Holders of Registrable Securities included in such Registration, and such Special Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or the Special Holders of Registrable Securities included in such Registration or the legal counsel for any such Special Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Special Holders;

(d) prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;

(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) at least three (3) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Special Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(i) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 2.7;

(j) permit Representatives of the Special Holders, the Underwriters, if any, and any attorney, consultant or accountant retained by such Special Holders or Underwriter to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, attorney, consultant or accountant in connection with the Registration; provided, however, that such Persons agree to confidentiality arrangements reasonably satisfactory to PubCo, prior to the release or disclosure of any such information;

(k) obtain a “cold comfort” letter, and a bring-down thereof, from PubCo’s independent registered public accountants in the event of an Underwritten Offering which the participating Special Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to the participating Special Holders;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the Special Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Special Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the participating Special Holders;

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

(o) if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million, use its reasonable best efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(p) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the Holders, in connection with such Registration, including causing senior management to participate in meetings with Underwriters, attorneys, accountants and potential investors.

2.5 Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

2.6 Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Registration Rights Agreement, if any Holder does not provide PubCo with its requested Holder Information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Registration Rights Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by PubCo in the case of an Underwritten Offering initiated by PubCo, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 2.1(c) and 2.4(o), the exclusion of a Holder’s Registrable Securities as a result of this Section 2.6 shall not affect the registration of the other Registrable Securities to be included in such Registration.

2.7 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 90 days in any 12-month period, determined in good faith by PubCo to be necessary for such purpose. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 2.7.

2.8 Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 2.8.

2.9 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

2.10 Indemnification and Contribution.

(a) PubCo agrees to indemnify and hold harmless each Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article II or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that, PubCo will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by or on behalf of such Holder expressly for use therein. PubCo shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall indemnify and hold harmless PubCo, its directors, officers, employees, equityholders, affiliates and agents and each Person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of

Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of PubCo.

(c) Any Person entitled to indemnification under this Section 2.10 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the indemnifying party.

(d) The indemnification provided under this Registration Rights Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.

(e) If the indemnification provided in this Section 2.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 2.10(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 2.10(a), 2.10(b) and 2.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.10(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 2.10(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2.10(e) from any Person who was not guilty of such fraudulent misrepresentation.

2.11 Other Registration Rights. Other than the registration rights set forth in the Original RRA and the Warrant Agreement, dated as of October 6, 2020, by and between SEAC and Continental Stock Transfer & Trust Company, PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Registration Rights Agreement, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo and the Sponsor represents and warrants that this Registration Rights Agreement supersedes any other registration rights agreement or agreements (including the Original RRA), other than the Warrant Agreement. The parties hereby amend and restate the Original RRA, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Registration Rights Agreement. Without the prior written consent of the majority in interest of the Special Holders, PubCo shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Registration Rights Agreement and in the event of any conflict between any such agreement or agreements and this Registration Rights Agreement, the terms of this Registration Rights Agreement shall prevail.

2.12 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, PubCo covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of any Holder, PubCo will deliver to such Holder a written statement as to whether PubCo has complied with such information requirements, and, if not, the specific reasons for non-compliance.

2.13 Term. Article II shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 2.10 shall survive any such termination with respect to such Holder.

2.14 Holder Information. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Registration Rights Agreement, including for purposes of Section 2.12. Other than the SGHC Holders and the Sponsor Holders, a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the

Closing Date will not be a “Holder” until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.

2.15 Amendment and Restatement of Original RRA. Upon the Closing, the Original RRA shall automatically be amended and restated by this Registration Rights Agreement, and all of the respective rights and obligations of the parties under the Original RRA will be hereby superseded in their entirety by the rights and obligations set forth herein.

2.16 Distributions; Direct Ownership.

(a) In the event that the Sponsor distributes all of its Registrable Securities to its members, the members of the Sponsor shall be treated as the Sponsor under this Registration Rights Agreement; provided that they agree in writing to be bound by the terms of this Agreement; provided, further, that such members of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Registration Rights Agreement.

(b) Notwithstanding anything to the contrary contained herein, in the event that the members of the Sponsor hold any Registrable Securities directly, the members of the Sponsor shall be treated as the Sponsor under this Registration Rights Agreement; provided that the members of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Registration Rights Agreement.

(c) In the event that an SGHC Holder distributes all of its Registrable Securities to its members, such distributees shall be treated as an SGHC Holder under this Registration Rights Agreement; provided that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred on an SGHC Holder, as if such SGHC Holder remained a single party to this Registration Rights Agreement.

(d) Notwithstanding the foregoing, no distribution for purposes of this Section 2.16 may occur prior to the conclusion of any Lock-Up Period applicable to the Sponsor or such SGHC Holder, as applicable, except as expressly permitted under the Lock-up Agreement.

2.17 Adjustments. If there are any changes in the Common Shares as a result of share split, share dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Registration Rights Agreement, as may be required, so that the rights, privileges, duties and obligations under this Registration Rights Agreement shall continue with respect to the Common Shares as so changed.

ARTICLE III

GENERAL PROVISIONS

3.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Registration Rights Agreement, and other than assignments in connection with a distribution pursuant to Section 2.16, no Party may assign such Party’s rights and obligations under this Registration Rights Agreement, in whole or in part, without the prior written consent of PubCo. Any such assignee may not again assign those rights, other than in accordance with this Article III. Any attempted assignment of rights or obligations in violation of this Article III shall be null and void.

(b) Notwithstanding anything to the contrary contained in this Registration Rights Agreement (other than the succeeding sentence of this Section 3.1(b)), prior to the expiration of the Lock-Up Period applicable to such Holder, no Holder may Transfer such Holder’s rights or obligations under this Registration Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, except as expressly permitted under the Lock-up Agreement. Any Transferee of Registrable Securities (other than pursuant to an effective Registration Statement or a Rule 144 transaction) pursuant to this Section 3.1(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Registration Rights Agreement by executing and delivering a joinder in the form attached to this Registration Rights Agreement as Exhibit A (a “Joinder”), whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Registration Rights Agreement. No Transfer of Registrable Securities by a Holder shall be registered on PubCo’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Registration Rights Agreement, and PubCo is hereby authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Registration Rights Agreement.

(c) All of the terms and provisions of this Registration Rights Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Registration Rights Agreement.

(d) Nothing in this Registration Rights Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Registration Rights Agreement or otherwise create any third party beneficiary hereto.

3.2 Termination. Article II of this Registration Rights Agreement shall terminate as set forth in Section 2.13. The remainder of this Registration Rights Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to Beneficially Own any Registrable Securities; provided that, the provisions of Section 2.10 shall survive any such termination with respect to such Holder.

3.3 Severability. If any provision of this Registration Rights Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Registration Rights Agreement, to the extent permitted by Law shall remain in full force and effect.

3.4 Entire Agreement; Amendments; No Waiver.

(a) This Registration Rights Agreement, together with the Exhibit to this Registration Rights Agreement, the BCA, and all other Ancillary Agreements, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Registration Rights Agreement and therein.

(b) No provision of this Registration Rights Agreement may be amended, modified or waived in whole or in part at any time without the express written consent of (i) PubCo, and (ii) in any event at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders immediately after the Closing; provided that any such amendment, modification or waiver that would be materially adverse in any respect to any Sponsor Holder shall require the prior written consent of Sponsor.

3.5 Counterparts; Electronic Delivery. This Registration Rights Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Registration Rights Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

3.6 Notices. All notices, demands and other communications to be given or delivered under this Registration Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 3.6, notices, demands and other communications shall be sent to the addresses indicated below:

if to PubCo, to:

Super Group (SGHC) Limited

Kingsway House, Havilland Street

St. Peter Port, Guernsey

GYI 2QE

Attention: Sarah Imossi

Email: sarah@sghc.com

with copies (which shall not constitute notice) to:

Cooley (UK) LLP

Dashwood

69 Old Broad Street

London, UK EC2M 1QS

Attention: Justin Stock, Garth Osterman and Miguel J. Vega

Email: jstock@cooley.com, gosterman@cooley.com and mvega@cooley.com if to SGHC, to:

SGHC Limited

Kingsway House, Havilland Street

St. Peter Port, Guernsey

GYI 2QE

Attention: Sarah Imossi

Email: sarah@sghc.com

with a copy (which shall not constitute notice) to:

Cooley (UK) LLP

Dashwood

69 Old Broad Street

London, UK EC2M 1QS

Attention: Justin Stock, Garth Osterman and Miguel J. Vega

Email: jstock@cooley.com, gosterman@cooley.com and mvega@cooley.com if to SGHC Holders, to:

c/o SGHC Limited Kingsway House, Havilland Street St. Peter Port, Guernsey GYI 2QE Attention: Sarah Imossi Email: sarah@sghc.com if to the Sponsor,

as applicable, to:

Golden Bear Plaza

11760 US Highway 1, Suite W506

North Palm Beach, FL 33408

Attention: Eric Grubman; John Collins

Email: ericgrubman@comcast.net and jcollins@seahllc.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Carl Marcellino, Paul Tropp and Rachel Phillips

Email: carl.marcellino@ropesgray.com, paul.tropp@ropesgray.com and rachel.phillips@ropesgray.com

3.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of New York shall govern (a) all Proceedings, claims or matters related to or arising from this Registration Rights Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Registration Rights Agreement, and the performance of the obligations imposed by this Registration Rights Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York. EACH PARTY TO THIS REGISTRATION RIGHTS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS REGISTRATION RIGHTS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS REGISTRATION RIGHTS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS REGISTRATION RIGHTS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Except to the extent the terms hereof require interpretation of a law, regulation or public policy of Guernsey, in which case the law, regulations and public policies of Guernsey shall govern, each of the Parties submits to the exclusive jurisdiction of any state or federal court in New York County in the State of New York, in any Proceeding arising out of or relating to this Registration Rights Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Registration Rights Agreement in any other courts. Nothing in this Section 3.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

3.8 Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Registration Rights Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Registration Rights Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

3.9 Subsequent Acquisition of Shares. Any Equity Securities of PubCo acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Registration Rights Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Registration Rights Agreement.

3.10 Legends. Each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) to the extent that any of the Registrable Securities constitute “restricted securities” as defined in Rule 144, PubCo shall place customary restrictive legends substantially in the form set forth below on the certificates or book entries representing the Registrable Securities subject to this Registration Rights Agreement. Upon reasonable request of the applicable Holder and receipt by PubCo of customary representation letters from such Holder, PubCo shall cause its counsel to deliver an opinion to its transfer agent to the effect that such legend is no longer required under the Securities Act, and PubCo shall promptly cause the first paragraph of the legend to be removed from any certificate or book entry representing the Registrable Securities and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Registration Rights Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Registration Rights Agreement).

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THESE SECURITIES ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT, DATED JANUARY 27, 2022 (THE “REGISTRATION RIGHTS AGREEMENT”), BY AND AMONG SPORTS ENTERTAINMENT ACQUISITION HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY; (II) SGHC LIMITED, A CORPORATION FORMED UNDER THE LAWS OF THE ISLAND OF GUERNSEY; (III) SUPER GROUP (SGHC) LIMITED, A COMPANY INCORPORATED UNDER THE LAWS OF THE ISLAND OF GUERNSEY AND (IV) CERTAIN OTHER PARTIES THERETO, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (COPIES OF WHICH ARE ON FILE WITH THE

SECRETARY OF THE COMPANY AND SHALL BE PROVIDED FREE OF CHARGE TO ANY PARTY MAKING A BONA FIDE REQUEST THEREFOR) AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL ANY CONDITIONS CONTAINED IN THE REGISTRATION RIGHTS AGREEMENT, IF ANY, HAVE BEEN FULFILLED.

3.11 Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 3.1 hereof, PubCo may make any person or entity who has or acquires Common Shares or rights to acquire Common Shares after the date hereof a party to this Registration Rights Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed Joinder from such Additional Holder. Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Registration Rights Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Shares of PubCo then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Shares”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Registration Rights Agreement with respect to such Additional Holder Common Shares.

3.12 No Third Party Liabilities. This Registration Rights Agreement may only be enforced against the named parties hereto (and their transferees). All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Registration Rights Agreement, or the negotiation, execution or performance of this Registration Rights Agreement (including any representation or warranty made in or in connection with this Registration Rights Agreement or as an inducement to enter into this Registration Rights Agreement), may be made only against the Persons that are expressly identified as parties hereto (and their transferees), as applicable; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Registration Rights Agreement on behalf of a Party hereto), unless a Party to this Registration Rights Agreement, shall have any liability or obligation with respect to this Registration Rights Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Registration Rights Agreement, or the negotiation, execution or performance of this Registration Rights Agreement (including a representation or warranty made in or in connection with this Registration Rights Agreement or as an inducement to enter into this Registration Rights Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Registration Rights Agreement as of the Effective Date.

SGHC LIMITED

By:	/s/ Robert Dutnall
Name:	Robert Dutnall
Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Registration Rights Agreement as of the Effective Date.

SUPER GROUP (SGHC) LIMITED

By:	/s/ Robert Dutnall
Name:	Robert Dutnall
Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Registration Rights Agreement as of the Effective Date.

SGHC HOLDERS

By: Super Group (SGHC) Limited, as agent and attorney-in-fact

By:	/s/ Robert Dutnall
Name:	Robert Dutnall
Title:	Director

[Signature Page to Registration Rights Agreement]

SPORTS ENTERTAINMENT ACQUISITION CORP.

By:	/s/ Eric Grubman
Name:	Eric Grubman
Title:	Chief Financial Officer

SPORTS ENTERTAINMENT ACQUISITION HOLDINGS LLC

By:	/s/ Eric Grubman
Name:	Eric Grubman
Title:	Manager

[Signature Page to Registration Rights Agreement]

PJT PARTNERS HOLDINGS LP

By:	/s/ K. Don Cornwell
Name:	K. Don Cornwell
Title:	Partner

[Signature Page to Registration Rights Agreement]

NATARA HOLLOWAY

/s/ Natara Holloway

[Signature Page to Registration Rights Agreement]

TIMOTHY GOODELL

/s/ Timothy Goodell

[Signature Page to Registration Rights Agreement]

Schedule 1-A

SGHC Holders

Knutsson Limited

Chivers Limited

Earl Fiduciary AG as Trustee of the New Laurel Road Trust

Earl Fiduciary AG as Trustee of the Turtle Trust

Earl Fiduciary AG as Trustee of the Aquaman Trust

Earl Fiduciary AG as Trustee of the Gold Trust

Earl Fiduciary AG as Trustee of the Chase Trust

Earl Fiduciary AG as Trustee of the Leopard Trust

Earl Fiduciary AG as Trustee of the Avion Trust

Earl Fiduciary AG as Trustee of the Baroque Trust

Bellerive Trust Limited as Trustee of the Dolphin Trust

Bellerive Trust Limited as Trustee of the Panther Trust

Earl Fiduciary AG as Trustee of the Castle Trust

Bellerive Trust Limited as Trustee of the Cheetah Trust

Bellerive Trust Limited as Trustee of the Tiger Trust

Bellerive Trust Limited as Trustee of the Hamilton Trust

Bellerive Trust Limited as Trustee of the Agape Trust

Bellerive Trust Limited as Trustee of the Lion Head Trust

Bellerive Trust Limited as Trustee of the Quattro Trust

Bellerive Trust Limited as Trustee of the Bissett Trust

Earl Fiduciary AG as Trustee of the Great Park Trust

Bellerive Trust Limited as Trustee of the Darrock Trust

Bellerive Trust Limited as Trustees of the Ace of Clubs Trust

Fatima Dodds

Timothy Whyles

[Schedule 1-A]

Schedule 1-B

Sponsor Holders

1. Sports Entertainment Acquisition Holdings LLC

2. PJT Partners Holdings LP

3. Natara Holloway

4. Timothy Goodell

[Schedule 1-B]

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Registration Rights Agreement made as of, is between                      (“Transferor”) and                      (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring                      Registrable Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Registration Rights Agreement, dated as of January 27, 2022, by and among Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company; (ii) SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey; (iii) Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of Island of Guernsey and (iv) certain other parties thereto, and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Registration Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Registration Rights Agreement.

Section 1.2 Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3 Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Registration Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Registration Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Registration Rights Agreement.

Section 1.4 Notice. All notices, demands and other communications to be given or delivered under the Registration Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 1.4,

Exhibit A to Registration Rights Agreement

notices, demands and other communications shall be sent to the addresses set forth on such party’s signature page hereto.

Section 1.5 Governing Law. This Joinder shall be governed by and construed in accordance with the Law of the State of New York.

Section 1.6 Third Party Beneficiaries. PubCo, SGHC, SEAC, the Sponsor and the other persons party thereto to the Registration Rights Agreement, as applicable, are intended third party beneficiaries of this Joinder and shall be entitled to enforce this Agreement against the undersigned in accordance with its terms. Except as provided in the immediately preceding sentence, nothing in this Agreement is intended to, nor shall be constructed to, confer upon any other person any rights or remedies hereunder.

Section 1.7 Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Exhibit A to Registration Rights Agreement

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Address for notices: